UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

February 5, 2015
Date of Report (Date of earliest event reported):

ACCELPATH, INC
(Exact name of registrant as specified in its charter)

Delaware	000-27023	45-5151193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 3rd Avenue, Suite 16C, NYC, NY 10022
Address of principal executive offices and zip code

(212) 994-9875
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 5, 2015, AccelPath, INc. (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) with STI Signature Spirits Group, LLC, a New York limited liability company (“STI”), and the members of STI (collectively referred to as the Sellers).   Under the terms of the Agreement, the Sellers will sell 52.78 membership interests in STI, representing 52% of the outstanding membership units of STI (the “Majority Interest”), to the Company.  In exchange for the Majority Interest, the Company shall issue shares of a newly created Series K preferred stock (the “Preferred Stock”) with a stated value of $750,000 and $55,000 of restricted common stock of the Company and will assume $485,516.53 worth of STI’s debt.  Further, the Sellers shall be entitled to additional shares of Preferred Stock with a stated value of $2,250,000 pursuant to a three year earn out based on the number of units sold and booked by STI for each calendar year beginning the 2015.

The foregoing information is a summary of the Agreement involved in the transaction described above, is not complete, and is qualified in its entirety by reference to the full text of the Agreement, which is attached an exhibit to this Current Report on Form 8-K. Readers should review the Agreement for a complete understanding of the terms and conditions associated with this transaction.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On February 5, 2015, the Company closed the transaction with STI described in Item 1.01 above.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 5, 2015, the Company created the new Series K preferred stock.  A copy of the certificate of designation is filed as an exhibit to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(a)

Financial statements of business acquired.

The financial statements required by this Item 9.01 will be filed by an amendment to this Form 8-K within 71 calendar days after the filing date of this Form 8-K.

(b)

Pro forma financial information.

The pro forma financial information required by this Item 9.01 will be filed by an amendment to this Form 8-K within 71 calendar days after the filing date of this Form 8-K.

(d)

Exhibits.

Exhibit Number	Description
10.1	Securities Purchase Agreement by and among STI Signature Spirits, LLC, the members of STI, and the Company
99.1	Certificate of Designation of Series K Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACCELPATH, INC.

Date: February 10, 2015

By: /s/ Gilbert Steedley

Its: CEO

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